UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 06/30/2009

BWAY HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33527

Delaware	55-0800054
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8607 Roberts Drive

Suite 250

Atlanta, Georgia 30350-2237

(Address of principal executive offices, including zip code)

770-645-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At a special meeting of stockholders of BWAY Holding Company (the “Company”) held on June 25, 2009 (the “Special Meeting”), an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) was approved by stockholders. A Certificate of Amendment of the Amended and Restated Certificate of Incorporation of BWAY Holding Company (the “Certificate of Amendment”) was filed with the State of Delaware and became effective June 30, 2009. The Certificate of Amendment is filed herewith as Exhibit 3.1.

The Company’s Board of Directors (the “Board”) has passed a resolution amending the Company’s bylaws. The amendment relates to the election of directors and became effective June 30, 2009, concurrent with the effectiveness of the Certificate of Amendment, as discussed above.

The amendment to the Certificate and the amendment to the bylaws, as discussed above, were disclosed in a proxy statement relating to the Special Meeting. The Company filed the proxy statement with the Securities and Exchange Commission on June 2, 2009.

The Board has passed a resolution amending the Company’s bylaws to change the Company’s fiscal year end from “the Sunday closest to September 30” to “September 30.” The change is effective for the Company’s 2010 fiscal year that begins on September 28, 2009 and will end September 30, 2010. The Company’s 2009 fiscal year will end on the Sunday closest to September 30 or September 27, 2009. The Company’s Quarterly Report on Form 10-Q for the quarterly period ending December 31, 2009 will reflect the transition period to the change in fiscal year.

Effective with the filing of the Certificate of Amendment, as discussed above, the Board adopted the Amended and Restated Bylaws of BWAY Holding Company to reflect the bylaw changes discussed herein. The Amended and Restated Bylaws of BWAY Holding Company are included herewith as Exhibit 3.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BWAY HOLDING COMPANY

Date: June 30, 2009	By:	/s/ Michael B. Clauer
Michael B. Clauer
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of BWAY Holding Company

EX-3.2	Amended and Restated Bylaws of BWAY Holding Company